UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On June 23, 2025, SINTX Technologies, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Sinaptic Surgical, LLC (“Sinaptic Surgical”) and Sinaptic Holdings, LLC (“Holdings”), pursuant to which the Company agreed to purchase substantially all the assets and assume certain liabilities of Sinaptic Surgical (the “Asset Purchase”). As consideration for the purchase of the assets under the Purchase Agreement, the Company agreed to issue to Sinaptic Surgical warrants to purchase 325,000 shares of the Company’s common stock (the “Warrants”). The Warrants expire five years from the date of issue and have an exercise price of $6.30 per share. The Warrants will become exercisable upon the achievement of the following milestones prior to the expiration of the Warrants: (i) 65,000 shares shall become exercisable upon receipt of 510k clearance with respect to a foot and ankle interbody implant developed from the purchased assets, (ii) 65,000 shares shall become exercisable upon the Company’s achievement of $2.5 million in aggregate cumulative revenue following the closing, (iii) 65,000 shares shall become exercisable upon the Company’s achievement of $5.0 million in aggregate cumulative revenue following the closing, (iv) 65,000 shares shall become exercisable upon the Company’s achievement of $10.0 million in aggregate cumulative revenue following the closing, and (v) 65,000 shares shall become exercisable upon the Company’s achievement of $15.0 million in aggregate cumulative revenue following the closing. Additionally, after achieving $15 million in aggregate net revenue between the closing date and the fourth (4th) anniversary of the closing date, Sinaptic Holding will receive a 5% royalty on net revenue from sales of certain foot and ankle implants for a two (2) year period. The Asset Purchase is subject to customary closing conditions.

In connection with the Asset Purchase, Sinaptic Surgical agreed, under the Purchase Agreement, to purchase 216,450 shares of the Company’s common stock at a purchase price of $3.465 per share (the “Purchased Shares”) in a private placement. Under the Purchase Agreement, the Company has also agreed to file a resale registration statement covering the resale of the Purchased Shares and the shares of common stock underlying the Warrants within 90 calendar days from the closing of the Asset Purchase, and to use commercially reasonable efforts to cause such resale registration statement to become effective within 90 calendar days following such filing.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Asset Purchase is expected to close on July 1, 2025.

Warrants

The Warrants will be exercisable upon achievement of the vesting requirements and have a term of exercise equal to five years from the date of issuance. If a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act of 1933, as amended, is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrants. No fractional shares of Common Stock will be issued upon the exercise of any Common Warrant. In lieu of fractional shares, we will, at our election, pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Stock Dividends and Splits. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Common Stock then in each case the exercise price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of the Warrant shall be proportionately adjusted such that the aggregate exercise price of the Warrant shall remain unchanged.

Beneficial Ownership Limitations. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 19.99% of the number of shares of common stock outstanding on the date of closing the Purchase Agreement, as such percentage ownership is determined in accordance with the terms of the Warrants.

The foregoing descriptions of the Warrants and the Purchase Agreement are qualified in their entirety by reference to the full text of those agreements, a form of each of which is filed as Exhibits 4.1 and 10.1 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The applicable information related to the Purchase Agreement presented in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The securities will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Such securities shall not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing the Purchased Shares, the Warrants, and the shares of common stock underlying the Warrants shall contain a legend stating the same.

Item 8.01. Other Events

On June 24, 2025, the Company issued a press release announcing the Asset Purchase. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

4.1	Form of Warrant
10.1	Form of Asset Purchase Agreement
10.1.1	Amendment No. 1 to Asset Purchase Agreement
99.1	Press Release dated June 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	June 27, 2025	By:	/s/ Eric Olson
Eric Olson
President and Chief Executive Officer